Exhibit 10.39

FORM OF

CONTRACT FOR ASSIGNMENT OF POSSESSORY RIGHTS OVER

THE PROPERTY AND OTHER COVENANTS

Signed on ___________, 20___, between:

________________________________, (nationality)      , (profession)      , (marital status)      , bearer of identity No.      , registered in the CPF under No.      , (name and qualification of spouse, if any), resident(s) and domiciled at Street        , nº    , City/Municipality      , State of    , hereinafter jointly referred to as “ASSIGNOR”; and

POTASSIO DO BRASIL LTDA., a limited liability company registered with the CNPJ/MF under No. 10.971.768/0001-66, headquartered in Belo Horizonte, MG, at Rua Antônio de Albuquerque, n. 156, room 1501, Funcionarios, Zip Code 30112-010, represented in the form of its Articles of Incorporation, hereinafter referred to as “ASSIGNEE”.

ASSIGNOR and ASSIGNEE hereinafter jointly referred to as “Parties” and individually as “Party”.

WHEREAS:

A)	The assignor is the sole and legitimate possessor of the Property, exercising the possession, use, and enjoyment arising therefrom without any opposition, restriction or limitation of any nature;

B)	The ASSIGNOR, in good faith, has an interest in transferring the use, possession and enjoyment of the Property to the ASSIGNEE;

C)	The Assignee, in good faith, has an interest in using, and enjoying the Property for the purpose of developing a mining enterprise in the Municipality of Autazes;

D)	The principles of loyalty and good faith were observed by the Parties, both in their negotiation and in the execution of this Agreement, signed in accordance with their social function; and

E)	The Parties had prior knowledge, discussed and negotiated extensively all the clauses and conditions that guide this Agreement, and all doubts that may exist were previously clarified;

The Parties RESOLVE, by mutual agreement, to enter into this Agreement for the Assignment of Possessory Rights over the Property and Other Covenants (“Agreement”), in accordance with the following clauses, terms and conditions, freely established and accepted between the Parties.

1.	DEFINITIONS

1.1.	The following terms, when used in this Agreement, capitalized, singular or plural, shall always have the meaning specifically ascribed to them as follows:

a)	“Representations and Warranties”: means the representations and warranties made by the ASSIGNOR to the ASSIGNEE as a condition to entering into this Agreement, pursuant to Section 3 below.

b)	“Signature Date”: means the date of signature of this Agreement.

c)

“Possessory Rights”: means the rights of possession, use, and enjoyment over the Property, as well as any and all related possession rights. In addition to the aforementioned rights, the term “Possessory Rights” used in this Agreement must always be interpreted as also comprising the right to the constitution of easement of the following natures: (i) civil, regulated by the Civil Code, (ii) administrative, provided for in Decree-Law No. 3,365/1941 and (iii) mining, under the terms of Decree-Law No. 227/1967 and also the right to the disposal of any and all improvements of any nature located in the Property, as well as the granting of any rights related to the regularization of the ownership of the Property by the ASSIGNEE with any and all entities of the competent Public Administration, including but not limited to INCRA and/or SPU, also, via legal action, including adverse possession action (usucapiao).

d)

“Property”: means the property known by the name of “_________________” and consisting of an area of ______________________ ha or _________________ m2, occupied by the ASSIGNOR, located in _______________, rural area of the Municipality of Autazes, in the State of Amazonas with all its belongings and improvements, free and clear of any encumbrances, charges or restrictions, of any nature, as described in the map that makes up Annex II and other documents that characterize it and make up Annex III of this Agreement.

e)

“INCRA”: means the National Institute of Colonization and Agrarian Reform (lnstituto Nacional de Colonizacao e Reforma Agraria), a federal agency created by Decree No. 1,110/1970, or any entity of the public administration, existing or supervening, which replaces it in its rights, competences, attributions, and obligations.

f)	“Notice of Default” has the meaning given to it in Section 10.1 below.

g)	“Notice of Fine” has the meaning given to it in Section 10.1 below.

h)	Price”: has the meaning described in Section 6 below.

i)

“SPU”: means the Federal Heritage Secretariat (Secretaria de Patrimonio da Uniao), a specific singular body, linked to the Ministry of Planning, Budget and Management (Ministerio do Planejamento, Orcamento e Gestao), according to Decree No. 8,189/2014, or any entity of the public administration, existing or supervening, which replaces it in its rights, competences, attributions and obligations.

j)

“Maritime Lands”: means the areas that are and/or may become identified and demarcated as such by the competent body, under the terms of Decree-Law No. 9,760/1946, or any other legal diploma that may replace and/or alter it.

2.	OBJECT

2.1.

The object of this Agreement is the transfer, by the ASSIGNOR to the ASSIGNEE, of the Possessory Rights over the Property, on an “ad corpus” basis, irrevocably and irreversibly, as well as the granting of the right to constitute an easement over the Property, which may be exercised at the sole discretion of the ASSIGNEE, without prejudice to the other provisions of Clause “d” of Section 1.1 above.

2.1.1.

The Parties agree that the area of the Property indicated in Clause “d” of Section 1.1 above is a mere reference, so that if, eventually, a difference in the referred square meters is found, for more or less, the excess or decrease is immediately and automatically covered by this Agreement.

2.1.2.

The Parties agree that the ASSIGNEE may, at any time, change the type and nature of the legal transaction object of this Agreement, subject to the legislation in force and any changes that may be issued after the Signature Date, as well as formalize, sign, register or annotate the competent public deed for its own benefit or that of others, and may, for this purpose, request, promote, practice and sign all other acts necessary and compatible with the aforementioned purpose, regardless of any change in the Price.

2.2.

Without prejudice to the foregoing, the ASSIGNOR hereby agrees and authorizes the institution of a mining easement in favor of the ASSIGNEE in the Property, as soon as approved by the National Department of Mineral Production (DNPM) (Departamento Nacional de Producao Mineral), this Agreement serving as the agreement to constitute this lien, for all purposes. The ASSIGNEE is hereby authorized to execute the respective deed of constitution of a mining easement and to proceed with its annotation in the enrollment of the Property with the real estate registry.

2.3.

The ASSIGNEE is hereby irrevocably authorized to use the power of attorney: (i) granted by the ASSIGNOR on the Signature Date, in its particular form; and (ii) to be granted by the ASSIGNOR, in its public form, within thirty (30) days, counted from the Signature Date, both according to the attached draft (Annex I), to, in its own cause, under the terms of article 685 of the Brazilian Civil Code, formalize and effect the assignment of the Possessory Rights over the Property and/or promote the constitution of an easement and/or transfer the ownership of the Property to the ASSIGNEE, if applicable, and may, including for the purposes of Sections 2.1.2 above and 2.3, sign on behalf of the ASSIGNOR any and all documents and instruments that may be necessary, including the definitive and full public deed, referred to in Section 9 below, as well as with and through it, act on behalf of the ASSIGNOR before the Municipal, State and Federal Bodies, Agencies (Autarquias), Institutes and/or Foundations, as well as before any third party, in the form of Annex I.

2.4.

The signatures of the private power of attorney, the draft of which is in Annex I, must be notarized by the ASSIGNEE at the competent notary’s office, in four original copies, and the ASSIGNOR must provide the necessary information for this purpose, on the Signature Date, under penalty of application of Section 10.

2.5.

The ASSIGNOR shall, within ten (10) days, counted from the express request of the ASSIGNEE, except for any other specific period set forth in this Agreement, provide the ASSIGNEE with the documents eventually requested by the ASSIGNEE that are in its custody or provide for those depending on its initiative, as well as sign any instrument or document necessary for the exercise of any right, prerogative or faculty of the ASSIGNEE provided for or arising from this Agreement.

2.6.

The ASSIGNOR also authorizes the ASSIGNEE to carry out the Rural Environmental Registry (“CAR”) (Cadastro Ambiental Rural) of the Property through the National Rural Environmental Registry System—SICAR (Sistema Nacional de Cadastro Ambiental Rural), or any system that may replace it, including, but not limited to, any other public registry related to the Property, in the name of the ASSIGNOR. In order for the ASSIGNEE to register the Property in the CAR within the applicable legal period, the ASSIGNOR is obliged to present all documents and information that are necessary for this purpose within fifteen (15) days, counted from the express request of the ASSIGNEE, under penalty of application of Section 10.

2.7.

Without prejudice to the provisions of Section 2.1 above, the ASSIGNEE grants the ASSIGNOR a period of up to ____________ months, counted from the effective payment of the 1st (first) installment of the Price, according to Section 6.2 (a) below, to vacate and release the Property, of things or people, as established in Section 7.2 below, under penalty of application of the provisions of Section 10.

3.	REPRESENTATIONS AND WARRANTIES

3.1.	The ASSIGNOR represents and warrants that:

a)	the Representations and Warranties they make in this Agreement are true;

b)	that it will comply with the obligations arising from the Representations and Warranties;

c)	is aware that the ASSIGNEE’s agreement with this Agreement depends on the veracity of each of the Representations and Warranties;

d)	the maintenance of the veracity of the Representations and Warranties, as contained in this Agreement, is the obligation of the ASSIGNOR;

e)

is the sole, legitimate and exclusive owner of the Property, so that the ASSIGNOR undertakes to obtain the express consent of any squatters and/or co-owners who may prove to be co-owners of the Property as to the conditions of this Agreement, especially Ms. Ester Alves de Souza, passing on to them, when applicable, the amount already received corresponding to the fraction of the Property that each of them may hold. Therefore, the ASSIGNOR guarantees to the ASSIGNEE, including in the event referred to in this paragraph, full and unrestricted access to the Property, under penalty of application of the fine provided for in Section 10 and/or suspension of payment until the impediment ceases, without prejudice to the collection of losses and damages;

f)	the Property is free and unoccupied of things and persons that may, in any way, hinder or prevent the transfer of the Possessory Rights to the ASSIGNEE;

g)

the Property is not subject to restrictions of any nature, and it is free and clear of any and all real or personal encumbrances, liens, charges, mortgages, bonds, obligations, options, preemptive rights, acquisitions, purchases, sales, pensions, civil or criminal investigations, judicial or administrative proceedings, seizures, sequestrations, attachments, taxes or overdue fees owed;

h)

on the Property, in whole or in part, there are no expropriation projects, declaration of public utility, temporary occupation, listing, invasion, settlement, indigenous area, hazardous materials, contamination, preservation areas or environmental restriction, such as, but not limited to, Conservation Units, and/or other restrictions of any nature;

i)

shall present all the documents requested by the ASSIGNEE for the purposes of the assignment of the Possessory Rights, institution of the Mining Easement, transfer of ownership of the Property, if applicable, and its regularization with the Public Administration, observing the provisions of clause 9 below and Section 2.5 above;

j)

over the Property there is no dispute of any nature, especially with regard to its possession and/or ownership, and the ASSIGNOR exercises, peacefully and uncontested, the ownership, possession, use and enjoyment of the Property; and

k)

there is no type of environmental liability and/or restrictions of this nature over the Property that may compromise the development of the ASSIGNEE’s project for the Property, which is in full compliance with the applicable environmental standards at the federal, state and municipal levels.

3.2.

The ASSIGNOR declares that it is and always has been in the peaceful possession of the Property and that, as a result of this transaction, it transfers to the ASSIGNEE the possession, domain, rights and shares that it exercised over the Property until then, so that the ASSIGNEE can use and enjoy it freely, and the ASSIGNOR is obliged to protect and indemnify the ASSIGNEE from any questioning, contestations, claims, demands, lawsuits, dispossession, expropriation or any other restrictions, present or future in relation to the Property, including being liable, for themselves and for their heirs and successors in any capacity, for the lawful eviction, pursuant to article 447 of the Civil Code.

3.3.

If the ASSIGNOR loses possession or direct control of the Property due to lawsuits, it must return to the ASSIGNEE the full Price, including the amount of the deposit paid, as well as any and all expenses incurred by the ASSIGNEE under this Agreement, including, but not limited to, the notary fees, Court fees, duly adjusted, pursuant to article 450 of the Civil Code, all amounts being adjusted by the IGP-M and plus default interest of 1% (one percent) per month, from the date of its disbursement by the ASSIGNEE until the date of effective return.

4.	EXCLUSIVITY

4.1.

This Agreement is entered into as an exclusive obligation, which is why the ASSIGNOR also agrees to refrain from performing any act that may, in any way, create any obstacle, hurdle or that, in any way, may hinder the exercise of the Possessory Rights by the ASSIGNEE.

5.	OBLIGATIONS OF THE PARTIES

5.1.	Without prejudice to the other clauses of this Agreement, it is the obligation of the ASSIGNOR from the Signature Date:

a)

collaborate with the ASSIGNEE in the procedures that may be necessary for the disallocation of the Property by INCRA and/or SPU, as well as to obtain the favorable position of INCRA and/or SPU regarding the transfer of the Possessory Rights to the ASSIGNEE or to third party(ies) indicated by it, if applicable, including, but not limited to, the provision of all documents and information that may be necessary;

b)	be responsible for the accuracy of the Representations and Warranties provided in this Agreement;

c)

to collaborate with the ASSIGNEE to obtain all documents and certificates that prove the regularity of the Property in terms of fiscal and tax aspects, including rural land tax, the absence of proceedings of any nature, notably real estate and personal (including reipersecutorias) proceedings, among others, in relation to the Property or that may affect the exercise of Possessory Rights over Property, it being certain that any costs for regularization of the Property will be borne by the ASSIGNOR;

d)	not to prevent the performance of any activity in the Property by the ASSIGNEE or by a third party at its service;

e)

to collaborate with the ASSIGNEE to obtain licenses, authorizations, and approvals of any nature, including environmental approvals, issued by the Government that may be necessary. The ASSIGNOR authorizes the ASSIGNEE, from now on and for all purposes, to: (i) promote the requests for authorization of vegetation suppression, granting of water resources, environmental licensing, among others, with the competent environmental agencies, in the cases required by law; (ii) obtain the authorization required by law, authorizes the suppression of vegetation and the abstraction of water that may be necessary for the activity of the ASSIGNEE; and (iii) the ASSIGNEE to (sic) promote any and all acts, on behalf of the ASSIGNOR, to carry out the necessary interventions;

f)

participate, as a defendant, or in another form of intervention by a third party, in any and all claims that involve discussion about his condition as a former possessor in good faith of the Property, being certain that it must make available, in time and manner, any and all documents necessary for the instruction of said lawsuit;

g)

to provide all information regarding the possible classification of the Property in the concept of Maritime Lands, including its legal situation and any others that it may have, as well as to present the documents related to this classification and collaborate with the ASSIGNEE in all acts that may be necessary regarding the Maritime Lands and/or their regularization, and the ASSIGNEE may even act on behalf of the ASSIGNORS for these purposes, using, for this purpose, the power of attorney that constitutes Annex I to this Agreement; and

h)

be fully and exclusively responsible for any and all contingencies or liabilities of an environmental nature related to the Property that are directly or indirectly related to the actions or omissions of the ASSIGNOR, or its predecessors, and undertake to indemnify and reimburse the ASSIGNEE for any and all payments related to penalties, costs, fees and other expenses that may be incurred by the ASSIGNEE in this circumstance, thereby exempting it from any and all liability.

5.2.	Without prejudice to the other clauses of this Agreement, it is the ASSIGNEE’s obligation as of the Date of Signature:

a)	pay the Price in the manner and under the conditions set forth in Section 6;

b)

be responsible for all expenses of notary fees, taxes or expenses levied on the Property or arising from the Agreement that have a taxable event after the Date of Signature or arising from the Contract pursuant to Clause “h” of Section 5.1; and

c)

be responsible, if necessary, for all measures in relation to the Maritime Lands, counting on the unrestricted collaboration of the ASSIGNORS, including registration in registries and/or demarcations and/or other regularizations, and must bear all measures in relation to the Maritime Lands, and any expenses arising from this condition, including taxes and public prices, such as laudemium, foro fee and any others existing or created after the Date of Signature.

5.3.	From the Date of Signature, the Parties, jointly, undertake to:

a)	to protect the Property and the rights of use, enjoyment and disposal pertinent to it; and

b)	to respect the provisions of this Agreement, always seeking its entirety observance.

6.	PRICE

6.1.

The Price to be paid by the ASSIGNEE, established by mutual agreement, freely, spontaneously, irreversibly and irretrievably by this Agreement is R$________________, a gross amount that also covers the accessions, occupations, possessions and improvements existing in the Property, also observing the provisions of Section 6.6 below.

6.2.	The Price will be paid in 3 (three) installments, as determined below:

a)

The first installment, in the amount equivalent to ___% of the Price, i.e. R$___________, due as a down-payment, shall be paid within _________ days, counted from the Signature Date, provided that the power of attorney contained in Annex II has been drawn up in its public form, pursuant to Section 2.2, (ii), and the documents provided for in Section 5.1 have been obtained by the ASSIGNEE with the collaboration of the ASSIGNOR and/or delivered by the ASSIGNOR, as the case may be.

b)

The second installment, in the amount equivalent to ____% of the Price, i.e., R$__________, shall be paid within _____ days from the Signature Date, provided that the power of attorney contained in Annex II has been drawn up in its public form, pursuant to Section 2.2, (ii), and the documents provided for in Section 5.1 have been obtained by the ASSIGNEE with the collaboration of the ASSIGNOR and/or delivered by the ASSIGNOR, as the case may be.

c)

The third installment, in the amount equivalent to _____% of the Price, that is, R$_________, must be paid within _____ days, counted from the date of effective vacancy of the Property, as provided for in Section 7.2 below, plus the amount corresponding to the adjustment of this amount by the IGPM/FGV from the Signature Date until payment.

6.3.	The payments referred to above shall be made, preferably, by means of a personal check or cashier’s check, at the sole discretion of the ASSIGNEE.

6.4.

The copy of the check, accompanied by the respective receipt issued by the ASSIGNEE and signed by the ASSIGNOR, will serve as definitive proof of specific, full, general, irrevocable and irreversible discharge in relation to the corresponding payment and any and all present and/or future losses arising from this assignment of the Possessory Rights.

6.5.

The ASSIGNEE shall be responsible for the payment of all costs, expenses and taxes levied on the Property and necessary for the transfer of the Possessory Rights to the ASSIGNEE, including those intended for the regularization of the Property, if necessary.

6.6.

With the payment of the second installment of the Price defined above, the ASSIGNOR automatically and immediately grants the ASSIGNEE full, broad, general, irrevocable and irreversible discharge for the entire object of the Agreement, including the negotiations and understandings held in the past regarding the Property, whether written or verbal, to claim nothing more, at any time and for any reason, in or out of court, in relation to the Property, and no additional amount is due to the ASSIGNEE, whether as income, including that resulting from article 27 of Decree-Law 227/1967, participation in the result of the mining, remuneration, bonus, indemnity, fine or any other amount, of any nature and for any reason, time or form, by any means, except solely and exclusively for the payment of the amount referred to in Section 6.2, Section “c”.

6.7.

If, after the execution of this Agreement, due to a new measurement in the Property, it is found that its area is in fact different from that identified in Section 1.1.d), the ASSIGNOR undertakes to agree to said change, being certain that there will be no change in the Price, to increase it or decrease it.

6.8.

The payments referred to in this Section 6 above shall be made within the maximum deadlines established in the sub-clauses of Section 6.2 above, however, the ASSIGNEE may, according to its availability and convenience, advance any payments, at its sole discretion.

7.	VESTING OF THE PROPERTY AND TEMPORARY PERMANENCE OF THE ASSIGNOR

7.1.

The ASSIGNEE is vested with the Possessory Rights and the possession of the Property in this act, and the ASSIGNEE or third parties indicated by it will have free and unrestricted access to the Property, as of the Signature Date, so that the ASSIGNEE can carry out any and all activities it deems convenient.

7.2.

Without prejudice to the foregoing, the Parties agree that the ASSIGNOR may remain in the Property, for the maximum period established in Section 2.7 above, provided that the activities performed by it do not prevent, limit or in any way restrict the interests of the ASSIGNEE and also do not cause any type of damage or environmental degradation. In the event of a conflict of activities, the ASSIGNEE will always have priority, with which the ASSIGNOR hereby agrees.

7.3.

In the definitive release of the Property, no indemnity, repair, payment, or compensation will be due by the ASSIGNEE, to the ASSIGNOR, except for the last installment of the Price, according to Clause “c” of Section 6.2 and Section 6.6 above.

7.4.

As of the Signature Date, the ASSIGNOR is prohibited from suppressing any species, type or size of vegetation in the Property, under penalty of: (i) automatic and immediate cancellation of the authorization given by the ASSIGNEE to the ASSIGNOR to remain and temporarily use the Property; and (ii) application of the fine of Section 10 below.

7.5.

The Parties agree that the permission to temporarily remain in the Property, given by the ASSIGNEE to the ASSIGNOR, pursuant to Section 2.7 above and the items of this Section 7, is a liberality of the ASSIGNEE, which may unilaterally decide to extend this period or, at any time, with or without cause, revoke this permission, by sending notice to the ASSIGNOR at least ________ days in advance, as from its issuance.

8.	ASSIGNMENT OF THE AGREEMENT

8.1.

The rights and obligations of this Agreement or arising from it may not be assigned by the ASSIGNOR. The ASSIGNEE may assign this Agreement to any person, whether such is a related party or third party, in order to receive the Possessory Rights and replace the ASSIGNEE in this Agreement in all its rights and obligations.

9.	PUBLIC DEED

9.1.

The ASSIGNOR agrees and hereby authorizes that, at any time from the Date of Signature, the Definitive Public Deed of assignment of the Possessory Rights, and/or constitution of easement, in favor of the ASSIGNEE or any third party indicated by it, and the power of attorney granted by the ASSIGNEE under the terms of Annex I shall be valid as a document capable of representing the ASSIGNOR, it being certain that, in the absence of this document, this Section will serve as a mandate for the practice of such acts.

9.2.

The ASSIGNOR undertakes to, if necessary to meet the requirements of the Public Administration bodies, sign a public deed of re-ratification of the power of attorney granted under the terms of clause 9.1 above, as well as the Definitive Public Deed of Assignment of Possessory Rights and/or constitution of easement, within the period that best suits the ASSIGNEE, and the expenses arising from the issuance of such document are the responsibility of the ASSIGNEE.

9.3.

The ASSIGNEE may, at its sole discretion, promote the annotation and/or registration of (i) the definitive public deed of assignment of possessory rights; (ii) deed of purchase and sale of the Property, if applicable, before the competent Real Estate Registry Office, and the ASSIGNOR is obliged to make available, when requested, within the period agreed between the Parties, which may not exceed ten (10) days, counted from the request, any and all documentation necessary and required by the Registry Office for the formalization of said registration.

10.	DEFAULT AND FINE

10.1.

If one of the Parties fails to comply with any of the obligations of this Agreement, the other Party may issue a notice for the defaulting Party to comply with the defaulted obligation within fifteen (15) calendar days (“Notice of Default”). If the defaulting Party does not comply with the defaulted obligation within the period set forth herein, the other Party may impose a non-compensatory daily penal fine, retroactive to the date of the beginning of the default, in the amount of R$    , plus interest of     % per month and adjustment by the IGPM/FGV, by means of notification (“Fine Notification”).

10.1.1. In the event of default of the obligation mentioned in 2.5 above, the deadline for compliance with the defaulted obligation referred to above shall be two (2) days.

10.2.

In the event of default of an obligation whose subsequent fulfillment is impossible or is not usable to the ASSIGNEE, the Notice of Default will not be necessary, so that the ASSIGNEE may apply a fine directly, by means of the Notice of Fine in the amount of R$    , adjusted by the IGP-M, in addition to default interest of 1% (one percent) per month, from the date of default of the obligation until the date of effective payment.

10.3.

In addition to the collection of a non-compensatory criminal fine, the ASSIGNEE may promote the forced fulfillment of the defaulted obligation and/or terminate this Agreement by operation of law, by means of notice with immediate effect.

10.4.

Regardless of the application of a fine, contractual termination or forced fulfillment of the defaulted obligation, the ASSIGNEE will also have the right to compensation for direct material damages, proven to have been suffered, as well as losses and damages and loss of profits.

11.	TERMINATION

11.1.	This Agreement may be terminated by the ASSIGNEE:

(i)

at any time, without cause, upon prior and express notice to the ASSIGNOR, at least ten (10) days in advance, without incurring, as a result, any burden, obligation to indemnify, offset, or any other of any nature, except for the retention, by the ASSIGNOR, of the payment made by the ASSIGNEE as a down-payment, according to 6.2. a) above. The other installments of the Price, if already paid by the ASSIGNEE, shall be returned by the ASSIGNOR; or

(ii)

immediately, upon notification to the ASSIGNOR in case of non-compliance with any obligation provided for in this Agreement by the ASSIGNOR, not fulfilled within the period provided for in Section 10.1, and the ASSIGNOR must reimburse all installments of the Price paid by the ASSIGNEE, including as a down-payment, according to 6.2. a) above, adjusted by the IGP-M and plus default interest of 1% (one percent) per month, from the date of payment by the ASSIGNEE until the date of effective return.

11.2.

In the event of termination, in any of the above cases, of this Agreement, the ASSIGNEE shall immediately return possession of the Property to the ASSIGNOR, without other formalities, and the ASSIGNEE shall be directly authorized to enter and remain in the Property, through its representatives, to remove equipment, materials or any other things owned by it or its agents within thirty (30) days following the notice of termination. If the ASSIGNOR has caused the termination, it must pay an amount equivalent to the expenses with the assembled facilities that cannot be removed by the ASSIGNEE, as well as its demobilization costs, so that the termination will only be finalized after completion of this stage, and the ASSIGNEE, directly or through its agents and outsourced workers, may freely remain or enter the Property during this period.

11.3.	If the ASSIGNOR has caused the termination, it must pay a fine of R$___________, corresponding losses and damages, in addition to procedural expenses and attorney’s fees.

12.	GENERAL PROVISIONS

12.1.

Offsetting and retention of amounts. The amounts owed by the ASSIGNOR to the ASSIGNEE in any capacity, including but not limited to income, taxes and fees, payments, fines, and indemnities of any nature may be offset against the installments of the Price not yet paid, at the discretion of the ASSIGNEE.

12.2.

Extrajudicial enforcement title. This Agreement is valid as an extrajudicial enforceable title, and its obligations may be subject to a specific performance proceeding. The Parties agree that the failure to comply with any of the obligations set forth in this Agreement may be subject to specific performance by the aggrieved Party, in accordance with the rules contained in articles 461, 614, 632 et seq. of the Brazilian Code of Civil Procedure, at the sole discretion of the aggrieved Party, pursuant to 10.3 above.

12.3.	Succession. This Agreement binds the Parties and their successors and heirs to any title.

12.4.

Tolerance and Absence of Waiver and Novation. Any tolerance of non-compliance by either Party with the provisions contained in this Agreement shall not be construed by the other Party as a waiver or novation.

12.5.

Severability. If for any reason any provision hereof is held to be invalid, illegal or unenforceable, such provision shall be disregarded only to the extent of its effective scope, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or compromised.

12.6.	Written Amendment. The clauses and conditions contained in this Agreement may only be changed or modified by written agreement signed by the Parties.

12.7.

Confidentiality. It is expressly agreed by the Parties that this Agreement and all its terms, including the commercial and payment conditions, are confidential, so that the presentation of this instrument, in whole or in part, to any persons, individuals or legal entities, of public or private law, as well as the disclosure, by any means, of its content constitute contractual breaches, subject to a fine provided for in Section 10.2 and indemnification to the ASSIGNEE for losses and damages. If any judicial or administrative order or legal obligation obliges the ASSIGNOR to disclose to third parties any information related to the Agreement, the ASSIGNOR shall request the prior and express consent of the ASSIGNEE, which may, at its sole discretion, take any judicial or legal measures or of other nature in order to safeguard the confidentiality of the Agreement.

12.8.

Novation. The non-exercise, by the Parties, of any of the rights or prerogatives provided for in this Agreement, or even in the applicable legislation, as well as any partial negotiation, will be considered as an act of mere will, not constituting an alteration or novation of the obligations established herein, whose fulfillment may be required at any time.

12.9.	Jurisdiction. Any disputes arising from this Agreement shall be settled under the jurisdiction of the District of Autazes, AM, to the exclusion of any other, however privileged it may be.

And because they are fair and contracted, the Parties enter into this Agreement in 04 (four) copies, of the same content and form, in the presence of the witnesses indicated below.

Place and Date: ____________________________

ASSIGNOR	ASSIGNEE

Witnesses:

Name:	Name:
CPF:	CPF:

ANNEX I—POWER OF ATTORNEY

________________________________, (nationality)      , (profession)      , (marital status)      , bearer of identity No.      , registered in the CPF under No.        , (name and qualification of spouse, if any), resident(s) and domiciled at Street         , nº    , City/Municipality      , State of     (all hereinafter referred to as “GRANTORS”), appoint and constitute their attorneys-in-fact POTASSIO DO BRASIL LTDA., a limited liability company registered with the CNPJ/MF under No. 10.971.768/0001-66, headquartered in Belo Horizonte, MG, at Rua Antônio de Albuquerque, n. 156, room 1501, Funcionarios, CEP 30112-010 (all hereinafter referred to as “GRANTEES”), to whom they irrevocably grant and irreversible, general and specific powers to, jointly or individually, including in their own cause, pursuant to articles 684, 685 and 686, sole paragraph, of the Brazilian Civil Code, represent the GRANTORS before any entity of the direct or indirect Public Administration, including, but not limited to, the National Institute of Colonization and Agrarian Reform (“INCRA”), and the Secretariat of Federal Heritage (“SPU”) and any of its superintendencies and/or departments, before the Ministry of Mines and Energy (“MME”), the National Department of Mineral Production (“DNPM”), the Institute of Environmental Protection of the State of Amazonas (“IPAAM”), the Brazilian Institute of Environment and Natural Resources (“IBAMA”), as well as the Notary Office, Titles and Documents, Real Estate Registry, Civil Registry of Natural and Legal Persons or any other bodies, entities, departments and authorities of the federal, state and municipal governments, existing or supervening, of any of the Powers, and also before any third parties, individuals or legal entities, for the practice of any and all acts related to the property known by the name of “______________” and constituted by the area of ________________ ha or ____________________ m2, occupied by the ASSIGNOR (sic), located in _____________, rural area of the Municipality of Autazes, in the State of Amazonas, with all its belongings and improvements, according to the following limits and confrontations: _______________________________________________________________________________________________________________________

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_____________________________________________________________________________ (“Property”), including, but not limited to, powers for the drafting of the Definitive Public Deed of Assignment of Possessory Rights and/or Constitution of Civil and/or Administrative and/or Mining Easement and/or purchase of the Property before the competent Real Estate Registry, in compliance with the legislation in force, for the benefit of POTASSIO DO BRASIL LTDA. and/or any person indicated by the GRANTEES, who may also request the annotation or registration of said documents before the competent Notary’s Office/Real Estate Registry, sign on behalf of the GRANTORS all the documents necessary for the aforementioned purpose, as well as sign, request, protocolize, attach and withdraw requests, forms, petitions, appeals, statements, letters, research, guides, terms and other documents, to complete, amend, complement or rectify the Rural Environmental Registry - CAR or another that replaces it, as well as any other public registries, to make and receive payments, to give and receive discharge, to file, vary, appeal or manifest itself in any lawsuit or administrative procedure related to the Property, constituting for this purpose lawyers with the characteristic powers of the ad judicia et extra clause, and may, finally, perform any and all acts related to the Property. This mandate also confers equal powers to the GRANTEES in relation to any other titles and rights resulting from the Possessory Rights over the Property. The GRANTEES may delegate the powers conferred herein, in whole or in part, with or without reservation of equal rights. This power of attorney will be valid for an indefinite term.

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Place and Date: ____________________________

ASSIGNOR	ASSIGNEE

Witnesses:

Name:	Name:
CPF:	CPF:

Annex II - Property Map and Descriptive Memorial